UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2022

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL:  See Exhibit 99.01

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 8.01. Other Events.

As part of the previously announced intent of Citigroup Inc. (Citi) to exit its consumer franchises in 14 markets in Asia, Europe, Middle East and Africa, and Mexico, as well as its continued efforts to reduce its operations and exposure in Russia, Citi has decided to wind down its consumer banking and local commercial banking operations in Russia. As part of the wind-down, Citi will also continue to actively pursue sales of certain Russian consumer banking portfolios. Actions to facilitate the wind-down are expected to commence this quarter. The wind-down is expected to affect approximately 2,300 employees and 15 branches. Consumer products and channels affected by the wind-down include deposits, investments, loans and cards. In connection with the wind-down plan, Citi expects to incur approximately $170 million in costs, primarily over the next 18 months, largely driven by restructuring, vendor termination fees and other related charges.

Certain statements in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors, including, among others, Citi’s ability to successfully wind down its consumer banking and local commercial banking operations in Russia, including within the expected timeframe, whether resulting from or related to Russia’s war in Ukraine or otherwise, including imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the macroeconomic and geopolitical environments; governmental or regulatory requirements, approvals and actions; Citi’s incurrence of unexpected losses, charges or other costs in connection with the wind down; and the precautionary statements included in this report. These factors also consist of those contained in Citi’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citi’s Annual Report on Form 10-K for the year ended December 31, 2021 and Citi’s Current Report on Form 8-K dated May 10, 2022 (as amended by a Current Report on Form 8-K/A dated May 10, 2022). Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number

99.01	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: August 25, 2022
	By:	/s/ Johnbull E. Okpara
Johnbull E. Okpara
Controller and Chief Accounting Officer
(Principal Accounting Officer)